w w w . c a s c a d i a c a p i t a l . c o m
Expertise. Discipline. Results.
Seattle
701 5   Ave, Ste 2600
Seattle, WA 98104
Portland
351 NW 12   Ave
Portland, OR 97209
th
th
February 28, 2008
Exhibit (c)(3)

1 Table of Contents Introduction 2 Valuation 5 Impact of MBE 25 Public Company Buyers 33 Minority Business Buyers 39 Financial Buyers 42 Section Page #

2 INTRODUCTION * * * * * * * *

Presentation Overview
Introduction
Cascadia Capital (“Cascadia”) has been engaged by the Board of Directors (the “Board”) of Zones,
Inc. (“Zones”, “ZONS” or the “Company”) to evaluate potential sale alternatives for the Company given its current Minority Business Enterprise (“MBE”) status
Cascadia was asked to assess the viability of three distinct buyer populations – strategic buyers,
MBE buyers (those that share the same minority status) and financial buyers
For each of the buyer populations, Cascadia was asked to assess the price and structure at which a transaction could take place in light of current market conditions, and in some cases, identify potential parties to a transaction
Relying on analysis provided to us by the Company, we estimated the impact of the MBE structure on the potential transaction price in all scenarios
Cascadia acknowledges that transaction structures with third parties that might preserve the MBE status of the Company may exist, but have not been explored in detail as part of our engagement
At the Board’s request, Cascadia has not engaged in any potential sale dialogues as a result of this analysis, as it was outside the scope of the mandate

Executive Summary
Introduction
Based on current market conditions we estimate the enterprise value of Zones today to be between
$150M - $180M based on projections prepared in consultation with the Company
A loss of the Company’s MBE status would result in a decline of approximately $20M in value
Related to loss in enterprise sales, primarily at the field sales force level ($56M 2008 sales budget)
Projections assume that, over time, the Company is able to develop other competitive advantages that mitigate some of the account loss resulting from the sunset of the MBE status
The two transaction structures that are most compelling for the preservation of the MBE status are a sale to another MBE or take private involving a minority investment from a private equity firm or a hedge fund
Potential MBE transaction partners are limited and present business model conflict
A take private/leverage buyout of the Company where the MBE status is compromised is less feasible due to the implied valuation at which a transaction would need to take place given
IRR hurdles of potential investors
Market conditions are not currently optimized to facilitate a sale to a strategic party at a potentially attractive valuation

5 VALUATION * * * * * * * * * * *

Valuation Overview
Valuation
The purpose of our analysis was to establish a baseline valuation for the Company based on standalone financial projections which assumes Zones remains a public entity
Financial projections were developed for the current period and forward four years based on discussions with Company senior management
For the purpose of our analysis, we applied commonly accepted valuation techniques, including comparable company analysis, precedent transaction analysis and discounted cash flow analysis, to the historical financial results of the Company and the forward projections
Cascadia also took into account current industry and market conditions including the US economic outlook, the condition of US financial and M&A markets, the 2008 IT spending outlook and the 2008
PC demand outlook, and prevailing industry trends
As these analyses assume the Company is an on-going entity, no discount for the minority status is applied

Technology distributors face an uncertain domestic economy
Valuation
US
Economic
Outlook
US economy faces a consumer confidence crisis, if not a recession, in 2008
High energy prices have cut heavily into consumer discretionary spend
Job creation is slowing visibly
Real estate deflation is impacting wealth at a personal level
Consumers face a credit crunch due to declining borrowing base
Risk of a decoupling of US economy from global markets
Global markets (ex-US) expected to grow 5.0% – 5.5% vs. US at 1.0% - 1.5%
Decoupling could lead to policy changes in order to support the dollar or stem inflation
Export related businesses expected to thrive in a low US rate environment
US dollar is expected to decline in 1H08 due to policy differences with foreign markets
While risks of a currency crisis are higher than in recent years, it is not an expected outcome
US
Financial
Markets
Treasury bonds outperformed stocks in 2007, and have extended lead in 1Q08
Large caps and growth outperformed midcaps and value and in 2007
Energy and materials were leaderships sectors, with financials as laggards
Significant market turbulence in 1Q08
Fed cuts seen as too little to late, investors are wary
Slowing service sector, job markets, consumer spending do not bode well for quick u-turn
Credit market concerns are likely to catch up to US financial markets in 2008
Oil prices have spiked over $100/barrel
Falling dollar could send investors on flight to quality towards overseas markets
Lack of available debt will cool M&A, putting a further damper on markets
Debt is more widely available for sub-$15M EBITDA companies

However, IT budgets are expected to grow, albeit at a slower pace
Valuation
A slow down in IT spending is expected in 2008, but a significant contraction is not anticipated
Economic uncertainty will fuel caution among purchasing organizations
Companies with large North American exposure expected to be hit hardest
4Q07 appeared to be in line with estimates for IT distributors, but stock prices reflect little upside
Potential for delays in enterprise rollouts has resulted in investor caution
Stocks have sold off significantly and trade well below historical multiples
Sentiment is that SMB growth is moderating
VAR surveys indicate caution on sequential growth in SMB for 1Q08 and 1H08
IT spending budgets are expected to rise, albeit at a slower pace
Demand will be driven by server consolidation/virtualization, applications and storage spend
Enterprise customers will also spend significantly on upgrades and business unit support
2008 IT
Spending
Outlook
Median IT Operational Budget Change: 2004-2008
0.0%
2.5%
4.1%
5.0%
2.5%
0%
2%
4%
6%
2004 2005 2006 2007 2008E
Expected 2008 Change in IT Spending by Organizaiton Size
10.0%
7.0%
16.0%
28.0%
10.0%
24.0%
63.0%
83.0%
60.0%
0%
20%
40%
60%
80%
100%
Small Medium Large
Budget Cut Budget Flat Budget Increase

The PC demand function looks more robust than previously anticipated
Valuation
2007 ended with a flurry of stock upgrades on the back of higher than anticipated PC demand
Recent MSFT earning report indicates PC demand has been robust compared to estimates
Asia a key driver of growth for Lenovo and HP
Corporate mix shift continues as companies migrate from desktops to laptops
Laptop CAGR estimated at 15% - 20% through 2009
Corporate buyers do not expect Vista to drive significant hardware upgrade cycle in the near term
Many corporations delaying Vista rollouts until 2009/2010
Corporate buyers are waiting for a host of compatibility issues to be resolved
Dual core processors and thin client solutions are increasing factors in upgrade decision
Dell US market share lead beginning to come under pressure from HP and Lenovo
Increasing interest on the thin client side
HP has passed Dell on a worldwide basis; service and support is thought of as superior
2008 PC
Demand
World Wide PC Demand
$232.5
$250.8
$268.4
$278.7
$287.2
$0
$50
$100
$150
$200
$250
$300
2006 2007E 2008E 2009E 2010E
($ in billions)

The end user technology distribution industry continues to evolve
Valuation
2007 was shaped by significant M&A events, earnings shortfalls and Dell’s channel expansion
Key M&A Events:
-
CDW take private for $6.8B (1.0x LTM Revenue / 13.9x LTM EBITDA)
-
Platinum Equity sale of CompuCom to Court Square Capital Partners for $628M
Earnings Announcements:
-
Insight Enterprises earnings shortfall trims 23% off its market cap
-
Office Depot earning shortfall trims 4% off market cap and leads to delisting
-
Best Buy lowered sales and earnings guidance on February 15, 2008
Dell announced retail partnerships with Wal-Mart and Staples in the US
Tuck-in acquisitions have been largely focused on adding service capabilities
Insight Enterprises acquired network architecture solutions group Calence
Softchoice acquired IT infrastructure solutions group Optimus Solutions
PC Mall acquired technology service provider SARCOM
While consolidation will continue, several key players will remain on the sidelines
In December, CDW announced an 18 – 24 month hiatus from acquisitions > $50M
Court Square anticipates CompuCom will not make a material acquisition in FTM
Equity prices of technology distributors are off 10%+ YTD reflecting economic concerns
Soft economic environment could hit earnings growth rates as companies delay spend
Company’s with EMEA and Asia exposure are likely to fair better than domestic only
Parties with software diversification are likely to maintain better margins
Industry
Conditions

CompuCom purchased by
Court Square Capital for
$628.0M
Insight Enterprises
announces $50M stock
buyback
CompUSA acquired by
Gordon Brothers Group
and wound down
Market Factors Impacting Valuation
Valuation
Office Depot reports a
9% decrease in earnings
resulting in a 4% stock
price decline
June January February October November December
Insight Enterprises reports
a 47% decrease in EPS,
resulting in a 23% decline
in stock price, from $26.47
to $20.15
CDW Corp. purchased by
Madison Dearborn/
Providence Equity for $87.75
per share
EV: $6,827.7M
EV/Rev: 1.0x
EV/EBITDA: 13.9x
Office Depot delays third
quarter earnings release
due to internal review of
vendor program fund
recognitions
Softchoice acquires
Software Plus for
$45M
July
Office Depot dropped
from S&P 500
Insight Enterprises
acquires Calence, LLC
for $160M
PC Mall acquires
SARCOM for $54M
Softchoice acquires
Optimus Solutions for
$47M
Best Buy lowers sales and
earning guidance
resulting in a 6% stock
price decline before
recovering
Arrow Electronics
buys Logix SA
from Groupe
Open
EV:  $177.9 M
EV/Rev: 0.25x
Staples offers
€7.25 per share for
Corporate Express
EV: € 1,330.0 M
EV/Rev: 0.4x
EV/EBITDA: 8.3x

Total Transaction Size ($mm)
Number of Transactions
M&A volume growth trend
H1 '95
H2 '95
H1 '96
H2 '96
H1 '97
H2 '97
H1 '98
H2 '98
H1 '99
H2 '99
H1 '00
H2 '00
H1 '01
H2 '01
H1 '02
H2 '02
H1 '03
H2 '03
H1 '04
H2 '04
H1 '05
H2 '05
H1 '06
H2 '06
H1 '07
H2 '07

ZONES
CASCADIA CAPITAL LLC

2
0 0
2
1 1
10
5
10
24
32
31
33
21
12
13
18
24
50
68
58 58
71
99
121
102
$0
$2,000
$4,000
$6,000
$8,000
$10,000
$12,000
0
20
40
60
80
100
120
140
2007 transaction volume points to further consolidation
Valuation
Total Transaction Value ($mm)
Number of Transactions
CDW/Madison Dearborn
• Transaction Size: $6827.7M
• EV / Rev:  1.0x
• EV / EBITDA: 13.9x
Source: Capital IQ

Feb '07
Mar '07
Apr '07
May '07
Jun '07
Jul '07
Aug '07
Sep '07
Oct '07
Nov '07
Dec '07
Jan '08

ZONES
CASCADIA CAPITAL LLC

Equity values of technology distributors have fallen 10%+ in last 45 days
Valuation
Relative Price (%)
-20%
-10%
0%
10%
20%
30%
40%
Russell 2000 Index NASDAQ-100 Index
Technology Distributors Index S&P 500 Index
Source: Capital IQ

Feb '07
Mar '07
Apr '07
May '07
Jun '07
Jul '07
Aug '07
Sep '07
Oct '07
Nov '07
Dec '07
Jan '08

ZONES
CASCADIA CAPITAL LLC

14 The DMR sector has been hit the hardest Valuation Relative Price (%) -40% -30% -20% -10% 0% 10% 20% 30% 40% DMR Components Specialty Broadline Source: Capital IQ

Margins and EPS Growth By Category
Valuation
Gross Margin - By Category
5.1%
14.0%
13.1%
14.2%
5.0%
11.0%
12.9%
14.6%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
16.0%
Broadline Specialty DMR Components
EBIT Margin - By Category
1.3%
1.2%
2.0%
3.4%
1.3%
0.1%
1.7%
3.3%
0.0%
0.5%
1.0%
1.5%
2.0%
2.5%
3.0%
3.5%
4.0%
Broadline Specialty DMR Components
EPS Growth - By Category
10.3%
19.1%
66.2%
22.0%
11.4%
118.1%
28.1%
-2.0%
-20.0%
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
120.0%
140.0%
Broadline Specialty DMR Components
Source: Capital IQ

Feb '07
Mar '07
Apr '07
May '07
Jun '07
Jul '07
Aug '07
Sep '07
Oct '07
Nov '07
Dec '07
Jan '08

ZONES
CASCADIA CAPITAL LLC

16 ZONS has been a standout performer among DMR equities Valuation Relative Price (%) -60% -40% -20% 0% 20% 40% 60% GTSI PC Mall PC Connection Insight Systemax Zones Source: Capital IQ

Margins By Segment
Valuation
Gross Margin - DMR
13.8%
12.2%
14.1%
14.7%
11.8%
12.3%
12.4%
14.6%
13.0%
12.3%
12.2%
12.8%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
16.0%
Insight PC
Connection
PC Mall GTSI Systemax Zones
Gross Margin - Big Box
24.0%
21.8%
30.1%
28.7%
25.0%
24.4%
31.0%
28.5%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
Best Buy Circuit City Office Depot Staples
EBIT Margin - DMR
2.7%
2.1%
2.0%
-0.8%
2.9%
3.1%
3.0%
2.6%
2.8%
1.6%
1.2%
-0.8%
-1.0%
-0.5%
0.0%
0.5%
1.0%
1.5%
2.0%
2.5%
3.0%
3.5%
Insight PC
Connection
PC Mall GTSI Systemax Zones
EBIT Margin - Big Box
5.5%
-1.5%
4.5%
8.2%
5.3%
2.1%
5.1%
7.7%
-2.0%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
Best Buy Circuit City Office Depot Staples
Source: Capital IQ

EPS Growth By Segment
Valuation
EPS Growth - Big Box
21.0%
10.6%
11.8%
164.4%
101.5%
19.8%
NM
21.9%
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
120.0%
140.0%
160.0%
180.0%
Best Buy Circuit City Office Depot Staples
Source: Capital IQ
EPS Growth - DMR
7.0%
58.9%
194.9%
33.4%
36.7%
38.2%
204.4%
290.4%
57.6%
NM NM NM
0.0%
50.0%
100.0%
150.0%
200.0%
250.0%
300.0%
350.0%
Insight PC
Connection
PC Mall GTSI Systemax Zones

Stock Price
Trading Volume
2/22/2007
3/8/2007
3/22/2007
4/5/2007
4/19/2007
5/3/2007
5/17/2007
5/31/2007
6/14/2007
6/28/2007
7/12/2007
7/26/2007
8/9/2007
8/23/2007
9/6/2007
9/20/2007
10/4/2007
10/18/2007
11/1/2007
11/15/2007
11/29/2007
12/13/2007
12/27/2007
1/10/2008
1/24/2008
2/7/2008

ZONES
CASCADIA CAPITAL LLC

$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
0
20,000
40,000
60,000
80,000
100,000
120,000
140,000
160,000
Company Factors Impacting Valuation
Valuation
4/26/07 – Twilight
reports Q1 earnings
9/18/07 – Twilight
amends loan
agreement with GE
10/25/07 – Twilight
reports Q3 earnings
1/30/08 – Twilight
announces 2007
financials
7/26/07 – Twilight
reports Q2 earnings
Source: Capital IQ

Summary Financial Projections
Valuation
(1) Per management guidance
($ in millions)
Fiscal Years Ending LTM Projected
(1)
CAGR
December 31, 12/31/07 2008 2009 2010 2011 2012 2007–2012
Revenues $679.5 $799.2 $943.1 $1,194.5 $1,424.5 $1,698.4 20.1%
% Growth 17.6% 18.0% 26.7% 19.3% 19.2%
Gross Profit $80.3 $91.3 $108.4 $131.1 $147.4 $175.2 16.9%
% of Revenues 11.8% 11.4% 11.5% 11.0% 10.3% 10.3%
EBITDA $22.9 $28.6 $39.8 $51.6 $58.2 $74.5 26.7%
% of Revenues 3.4% 3.6% 4.2% 4.3% 4.1% 4.4%
EBIT $21.0 $27.0 $38.0 $49.5 $55.9 $72.0 27.9%
% of Revenues 3.1% 3.4% 4.0% 4.1% 3.9% 4.2%
Net Income $13.1 $17.1 $24.1 $31.5 $35.7 $46.2 28.6%
% of Revenues 1.9% 2.1% 2.6% 2.6% 2.5% 2.7%
Fully Diluted Shares Outstanding
(1)
14.700      14.700      14.700      14.700      14.700      14.700
Earnings per Share $0.89 $1.16 $1.64 $2.14 $2.43 $3.14 28.6%
Income
Statement

Valuation Summary
Valuation
($ in millions)
Selected
Publicly Traded
Companies
Selected
Precedent
Transactions
Discounted Cash Flows
Analysis
$180.0 $150.0
Current EV
$136.1
Summary Range
$130.0
$140.0
$230.0
$170.0
$180.0
$170.0
$100 $120 $140 $160 $180 $200 $220 $240 $260

Public Company Comps
Valuation
(1) Source: Capital IQ
($ in millions, except per share data)
EV/LTM EV/CY 2008 EV/CY 2009
Company Ticker
Price as of:
2/27/08
Market
Cap.
Enterprise
Value (EV) Revenue EBITDA LTM P/E Revenue # EBITDA
CY 2008
P/E Revenue # EBITDA
CY 2009
P/E
LT
Growth
Broadline
Ingram Micro Inc. NYSE:IM $16.42 $2,833.1 $2,776.6 0.1x 5.5x 10.5x 0.1x 4.8x 9.1x 0.1x 4.4x 8.1x 11.3%
SYNNEX Corp. NYSE:SNX 21.54 686.1 1,015.6 0.1  7.8  11.1  0.1  6.9  9.9  0.1  6.2  9.0  12.3%
Tech Data Corp. NasdaqNM:TECD 34.09 1,890.6 1,788.3 0.1  6.8  20.0  0.1  5.7  12.0  0.1  5.0  9.9  12.2%
Median 0.1x 6.8x 11.1x 0.1x 5.7x 9.9x 0.1x 5.0x 9.0x 12.2%
Mean 0.1x 6.7x 13.9x 0.1x 5.8x 10.3x 0.1x 5.2x 9.0x 11.9%
Specialty
Agilysys Inc. NasdaqNM:AGYS $12.96 $304.9 $166.5 0.2x NM   NM   0.2x 4.0x 26.4x 0.1x 2.9x 15.9x 16.0%
Bell Microproducts Inc. NasdaqNM:BELM 3.48 105.8 425.6 0.1  8.6  NM   0.1  5.6  4.7  0.1  5.7  4.5  18.8%
ScanSourceInc. NasdaqNM:SCSC 35.85 930.2 977.7 0.5  10.2  18.3  0.4  NA  16.1  NA  NA  NA  16.8%
Median 0.2x 9.4x 18.3x 0.2x 4.8x 16.1x 0.1x 4.3x 10.2x 16.8%
Mean 0.3x 9.4x 18.3x 0.2x 4.8x 15.7x 0.1x 4.3x 10.2x 17.2%
Direct Marketers
GTSI Corp. NasdaqNM:GTSI $8.91 $89.3 $126.3 0.2x NM   19.2x NA  NA  NA  NA  NA  NA  NA
Insight Enterprises Inc. NasdaqNM:NSIT 18.81 911.1 1,056.6 0.2  6.5  13.0  0.2x 5.3x 10.3x 0.2x 4.8x 9.0x 14.7%
PC Connection Inc. NasdaqNM:PCCC 10.15 273.0 264.0 0.1  6.0  11.9  0.1  NA  10.6  0.1  NA  9.7  12.0%
PC Mall Inc. NasdaqNM:MALL 8.90 118.0 170.7 0.1  6.0  9.8  0.1  NA  8.1  NA  NA  NA  22.5%
Systemax Inc. NYSE:SYX 11.53 416.1 319.1 0.1  3.7  8.0  NA  NA  NA  NA  NA  NA  NA
Median 0.1x 6.0x 11.9x 0.1x 5.3x 10.3x 0.2x 4.8x 9.4x 14.7%
Mean 0.2x 5.6x 12.4x 0.2x 5.3x 9.7x 0.2x 4.8x 9.4x 16.4%
Components
Arrow Electronics Inc. NYSE:ARW $34.52 $4,244.8 $5,033.3 0.3x 6.6x 10.5x 0.3x 6.3x 9.7x 0.3x 5.9x 8.9x 13.2%
Avnet Inc. NYSE:AVT 35.57 5,348.3 6,211.4 0.4  7.7  11.3  0.3  6.7  10.2  0.3  6.6  9.7  16.7%
Nu Horizons Electronics Corp. NasdaqNM:NUHC 5.48 100.8 166.3 0.2  13.3  39.7  0.2  6.3  11.2  NA  NA  NA  20.0%
Median 0.3x 7.7x 11.3x 0.3x 6.3x 10.2x 0.3x 6.2x 9.3x 16.7%
Mean 0.3x 9.2x 20.5x 0.3x 6.4x 10.4x 0.3x 6.2x 9.3x 16.6%
Aggregate Range:
High 0.5x 13.3x 39.7x 0.4x 6.9x 26.4x 0.3x 6.6x 15.9x 22.5%
Median 0.2x 6.7x 11.6x 0.2x 5.7x 10.3x 0.1x 5.3x 9.0x 15.3%
Mean 0.2x 7.4x 15.3x 0.2x 5.7x 11.5x 0.2x 5.2x 9.4x 15.5%
Low 0.1x 3.7x 8.0x 0.1x 4.0x 4.7x 0.1x 2.9x 4.5x 11.3%
Twilight $9.72 $127.9 $136.1 0.2x 6.0x 10.8x 0.2x 4.8x 8.4x 0.1x 3.4x 5.9x 20.1%

Precedent Transactions
Valuation
($ in millions)
Date Enterprise EV/LTM
Announced Acquiror Name Target Name Target Business Description Value Revenue EBITDA
02/25/2008 Arrow Electronics LOGIX France Markets e-business and infrastructure solutions for the technology industry $177.9 0.2x NA
01/24/2008 Insight Enterprises Calence Designs, implements, and manages network architecture solutions 160.0 0.5  9.9
(1)
01/02/2008 Softchoice Optimus Solutions Provides IT products and solutions 47.0 0.3  NA
(2)
12/11/2007 Softchoice Software Plus Reseller of computer software, software licensing, and accessories 45.0 0.2  NA
08/17/2007 PCMall SARCOM Provides IT services and solutions 142.1 0.5  17.1
08/02/2007 Dell Inc. ASAP Software Provides IT products and services to corporations and governments
340.0
0.3  8.8
07/09/2007 Court Square Capital Partners CompuCom Provides information technology managed services 628.0 0.4  NA
05/29/2007 Madison Dearborn Partners CDW Corp. Provides multi-branded information technology products
6,827.7
1.0  13.9
04/01/2007 Xerox Corporation Global Imaging Systems Provides office technology solutions to middle market businesses 1,666.9 1.5  11.5  (3)
02/27/2007 Westcon Group NOXS Distributor of security solutions for resellers and end users
70.2
0.3  8.1
02/27/2007 SYNNEX PC Wholesale Distributor of IT products 30.0 0.1  6.7  (4)
01/02/2007 Arrow Electronics The Agilysys KeyLink Systems Reseller of enterprise computer technology solutions
485.0
0.4  NA
11/06/2006 Avnet Inc. GE Access Solutions Distributes computer products, solutions, and services 412.5 0.2  5.6
10/17/2006 Esprinet SpA UMD S.A. Distributes IT products in Spain 98.8 0.3  6.5
09/18/2006 CDW Corp. Berbee Information Networks Provides information technology solutions 184.0 0.5  8.4
07/20/2006 Insight Enterprises Software Spectrum Global business-to-business software services provider 287.0 0.2  11.0
06/19/2006 Ementor ASA Atea Holding AB Distributor of IT products and infrastructure in Nordic countries 143.1 0.1  6.7
11/21/2005 Esprinet SpA Memory Set, S.A.U. Distributes IT products in Spain 218.8 0.3  8.0
10/27/2005 Arrow Electronics Digital Network Services GmbH Distributes IT products in Europe
155.0
0.4  10.0
09/29/2005 Fenway Partners Targus Group International Provides mobile accessory solutions and computing accessories 382.5 NA  NA
05/10/2005 Agilysys Communication Technical Systems Provides various IT solutions
27.5
0.8  8.0
04/26/2005 Avnet Inc. Memec, Inc. Engineering solutions 690.0 0.3  11.0
04/18/2005 Caxton-Iseman Capital, Inc. Electrograph Technologies Corp. Technology solutions for enterprises
66.5
0.2  11.0
04/12/2005 WinWholesale, Inc Noland Co. Engineering solutions 293.7 0.5  9.2
04/04/2005 eXpansys Limited MobilePlanet, Inc. Direct reseller of mobile computing and wireless products
3.8
0.2  NA
12/20/2004 Black Box Corp. Norstan Inc. Network security solutions 103.0 0.4  5.9
12/07/2004 Lenovo Group Limited IBM's Personal Computing Division Designs and develops desktop, laptop, and notebook computers 1,750.0 0.2  NA
09/26/2004 Ingram Micro Tech Pacific Limited Distributes IT products in the Asia Pacific region 545.0 0.2  10.5
11/23/2004 Getronics NV PinkRoccade NV IT infrastructure solutions 471.4 0.5  7.6
10/26/2004 Avaya Inc. Tenovis Telecommunications and Internet solutions 635.5 0.6  NA
09/06/2004 Telstra Corp. Ltd. Damovo (Australia) Network solutions for enterprises 44.5 NA  NA
06/22/2004 Bell Microproducts OpenPSL Value added distributor of enterprise, storage, and security products
35.8
0.2  NA
05/27/2004 Platinum Equity CompuCom Provides information technology managed services 161.1 0.1  4.8
Range:
High $6,827.7 1.5x 17.1x
Median 177.9 0.3x 8.6x
Mean 525.1 0.4x 9.1x
Low
3.8 0.1x 4.8x
(1) Includes earnout of up to $35M
(2) Includes additional contingency payment of $9M
(3) LTM pro-forma for the Berbee transaction
(4) LTM EBIT used as proxy for LTM EBITDA

Discounted Cash Flow Analysis
Valuation
(1) Based on management projections
(2) Shares outstanding based on fully diluted estimates of 14.7M
($ in millions, except per share data)
($ in millions)
Projected
(1)
Projected
(1)
2008 - 2012
Fiscal Year ending December 31 2008 2009 2010 2011 2012 CAGR
Revenues $799.2 $943.1 $1,194.5 $1,424.5 $1,698.4 20.7%
EBITDA 28.6 39.8 51.6 58.2 74.5 27.0%
EBIT Taxes
27.0 38.0 49.5 55.9 72.0
27.8%
Less: Taxes 37.9% (10.2) (14.4) (18.8) (21.2) (27.3)
Tax-adjusted EBIT $16.8 $23.6 $30.7 $34.7 $44.7 27.8%
Plus:  Depreciation & Amortization 1.5 1.8 2.0 2.2 2.4
Less:  Capital Expenditures (2.0) (2.6) (2.6) (2.8) (2.8)
Less:  Change in Working Capital
(18.6) (13.9) (28.2) (29.2) (34.2)
Unlevered Free Cash Flow ($2.3) $8.9 $2.0 $4.9 $10.1
Discount Rate 20.0% 22.5% 25.0%
Terminal EBITDA Multiple 5.0x  5.5x  6.0x  5.0x  5.5x  6.0x  5.0x  5.5x  6.0x
2012 EBITDA $74.5 $74.5 $74.5 $74.5 $74.5 $74.5 $74.5 $74.5 $74.5
Terminal Value 372.6 409.9 447.1 372.6 409.9 447.1 372.6 409.9 447.1
PV of Terminal Value 179.7 197.7 215.6 165.5 182.0 198.6 152.6 167.9 183.1
PV of Free Cash Flows  ('09 - '12) 16.5 16.5 16.5 15.7 15.7 15.7 15.0 15.0 15.0
Implied Enterprise Value $196.2 $214.1 $232.1 $181.2 $197.7 $214.3 $167.6 $182.9 $198.1
Plus:  Cash & Equivalents
(1)
12.2 12.2 12.2 12.2 12.2 12.2 12.2 12.2 12.2
Less:  Total Debt
(1)
(22.0) (22.0) (22.0) (22.0) (22.0) (22.0) (22.0) (22.0) (22.0)
Implied Value of Equity $186.5 $204.4 $222.4 $171.5 $188.0 $204.6 $157.9 $173.2 $188.4
Implied Share Price
(2)
$12.68 $13.91 $15.13 $11.66 $12.79 $13.92 $10.74 $11.78 $12.82

25 MBE * * * * * * * I MPACT OF

Overview
Impact of MBE
Zones is a certified minority-owned business
With annual Revenues of $679M, the Company is one of the largest MBEs
The benefit of this minority status is two fold:
Certain entities are required to procure, or derive social benefit from procuring, from an MBE
MBE status can, at times, get the Company a “seat at the table” in an RFP process
-
It is unclear, however, what percentage of these contracts are won directly as a result of the MBE
Estimating the impact of the MBE on the Company’s value is not a straight forward exercise
The theoretical impact on valuation should be the market value of earnings garnered solely as a function of the
MBE
-
Contracts directly won as a result of an MBE purchase requirement are more easily identified
-
Contracts won by utilizing the MBE to gain entrée to an RFP process, that are won as a result of the
MBE are not clear
-
Projecting impact into the future is very difficult due to the nature of the Company’s business
There are very limited valuation comps, publicly traded or precedent transaction, for MBEs from which to glean insight – no statistical similarities exist among the dataset
The feasibility of engaging in a transaction that preserves the MBE status is also murky
There may exist some transaction structures involving non-MBEs that enable the preservation of the status
-
This issue has not been explored in any detail by Cascadia
The number of MBEs who have the financial resources to purchase Zones is small
-
These corporations have limited acquisition histories, and lack transparency into capital availability

Impact of MBE on Company Financial Performance
Impact of MBE
Based on the Company’s 2007 sales records, there exist 39 accounts, among the top 100, where ZONS has completed
MBE registration
These accounts total nearly $254M in Revenues and over $13M in Gross Margin contribution
However, not all of these accounts were garnered directly as a result of the MBE status
Based on an account-by-account review, it appears 8 accounts, totaling approximately $87M in Revenues and $4M in
Gross Margin contribution in 2007, can be directly attributable to the MBE
Federal contract holders, parties who report to utility commissions, those active in diversity programs
Select local Fortune 1000 companies
Impact of MBE loss going forward would be felt most in the enterprise arena
Field sales force ($56M Revenue budget) trades heavily on MBE status, but often only as a door opener
Majority of SMB customers do not benefit from ZONS MBE status
Limited MBE options in technology distribution, so existing relationships are important
Realistic to assume that enterprise sales force would develop means to overcome loss of MBE status
Many customers have long tenures, are geographically proximate and have been satisfied with historical service levels
Field sales force is characterized by senior professionals with significant sales history within the industry

High Level View of MBE Loss Impact
Impact of MBE
($ in millions)
($ in millions)
MBE Impact on Revenues
$679.5 $679.5 $679.5
$799.2
$709.6 $709.6
$943.1
$858.5
$837.4
$0.0
$200.0
$400.0
$600.0
$800.0
$1,000.0
Base Improving Function Straight Line Loss
2007 2008 2009
MBE Impact on EBITDA
$22.9 $22.9 $22.9
$28.6
$21.1 $21.1
$39.8
$32.8
$31.0
$0.0
$10.0
$20.0
$30.0
$40.0
$50.0
Base Improving Function Straight Line Loss
2007 2008 2009
MBE Impact on EPS
$0.89 $0.89 $0.89
$1.16
$0.85 $0.85
$1.64
$1.34
$1.26
$0.0
$0.5
$1.0
$1.5
$2.0
Base Improving Function Straight Line Loss
2007 2008 2009

Adjusted Projections – Improving Function Over Time
Impact of MBE
(1) Per management guidance and Cascadia assumptions
($ in millions)
Fiscal Years Ending LTM Projected
(1)
CAGR
December 31, 12/31/07 2008 2009 2010 2011 2012 2007–2012
Revenues $679.5 $709.6 $858.5 $1,119.0 $1,366.9 $1,664.3 19.6%
% Growth 4.4% 21.0% 30.3% 22.1% 21.8%
Gross Profit $80.3 $82.4 $100.0 $124.2 $142.5 $172.3 16.5%
% of Revenues 11.8% 11.6% 11.6% 11.1% 10.4% 10.4%
EBITDA $22.9 $21.1 $32.8 $45.8 $54.2 $72.2 25.8%
% of Revenues 3.4% 3.0% 3.8% 4.1% 4.0% 4.3%
EBIT $21.0 $19.5 $30.9 $43.7 $51.9 $69.7 27.1%
% of Revenues 3.1% 2.7% 3.6% 3.9% 3.8% 4.2%
Net Income $13.1 $12.5 $19.7 $27.8 $33.0 $44.4 27.6%
% of Revenues 1.9% 1.8% 2.3% 2.5% 2.4% 2.7%
Fully Diluted Shares Outstanding
(1)
14.700      14.700      14.700      14.700      14.700      14.700
Earnings per Share $0.89 $0.85 $1.34 $1.89 $2.25 $3.02 27.6%
Income
Statement

Valuation Summary Based on Adjusted Projections (Improving Function)
Impact of MBE
($ in millions)
Selected
Publicly Traded
Companies
Selected
Precedent
Transactions
Discounted Cash Flows
Analysis
$150.0
$130.0
Summary Range
$130.0
$110.0
$210.0
$170.0
$140.0
$150.0
$100 $120 $140 $160 $180 $200 $220
Current EV
$136.1

Adjusted Projections – Straight Line Loss Over Time
Impact of MBE
(1) Per management guidance and Cascadia assumptions
($ in millions)
Fiscal Years Ending LTM Projected
(1)
CAGR
December 31, 12/31/07 2008 2009 2010 2011 2012 2007–2012
Revenues $679.5 $709.6 $837.4 $1,068.7 $1,280.4 $1,528.3 17.6%
% Growth 4.4% 18.0% 27.6% 19.8% 19.4%
Gross Profit $80.3 $82.4 $97.9 $119.5 $135.3 $160.7 14.9%
% of Revenues 11.8% 11.6% 11.7% 11.2% 10.6% 10.5%
EBITDA $22.9 $21.1 $31.0 $41.9 $48.3 $62.7 22.4%
% of Revenues 3.4% 3.0% 3.7% 3.9% 3.8% 4.1%
EBIT $21.0 $19.5 $29.1 $39.8 $45.9 $60.2 23.4%
% of Revenues 3.1% 2.7% 3.5% 3.7% 3.6% 3.9%
Net Income $13.1 $12.5 $18.6 $25.4 $29.4 $38.5 24.0%
% of Revenues 1.9% 1.8% 2.2% 2.4% 2.3% 2.5%
Fully Diluted Shares Outstanding
(1)
14.700      14.700      14.700      14.700      14.700      14.700
Earnings per Share $0.89 $0.85 $1.26 $1.73 $2.00 $2.62 24.0%
Income
Statement

Valuation
($ in millions)
Selected
Publicly Traded
Companies
Selected
Precedent
Transactions
Discounted Cash Flows
Analysis
$140.0
$120.0
Current EV
$136.1
Summary Range
Valuation Summary Based on Adjusted Projections (Straight Line Loss)
$130.0
$110.0
$190.0
$170.0
$140.0
$130.0
$100 $120 $140 $160 $180 $200

33 PUBLIC COMPANY BUYERS * * * * * * *

Overview
Public Company Buyers
Cascadia had previously been engaged to seek a strategic buyer among a sub-set of public DMR companies, software resellers and distributors in adjacent markets (office and consumer electronics)
Together with the management, Cascadia developed a list of potential buyers for the company, and in consultation with the Zones’ CEO and CFO, a subset of that buyer list was selected for contact
During that process, the DMR channel underwent a major shift resulting from the take-private of
CDW and the significant negative earnings announcement from NSIT on November 1, 2007
Our analysis herein includes an assessment of remaining viable buyers from the prior sale process, as well as parties either not identified and/or pursued during that market reachout

Overview
Public Company Buyers
Selected Potential Buyers
Brick & Mortar IT
Vendors
IT/Software
Distributors
CDW Corp.
CompuCom
Insight Enterprises
PC Connection
Best Buy
Office Depot
Staples
Software Resellers
Softchoice
Note: Excludes MBE buyers; Buyers whose names appear in bold type above remain potentially viable transaction partners

BEST BUY

CDW

CompuCom

Insight

Office DEPOT
Taking Care of Business

softchoice

STAPLES
that was easy

ZONES

CASCADIA
CAPITAL LLC

Summary of Historical M&A Dialogs
Public Company Buyers
Company Contacts Key Interactions Feedback
•
Kuk Yi, SVP, Corporate Development
•
Fit and capabilities discussion with Yi
•
David Hemler, Pres., Best Buy For Business
•
Supply chain discussion with Hemler/Frenchu
•
Thomas Frenchu, Dir., Best Buy For Business McFaddan, Jiwani
•
Ryan Robinson, SVP, Enterprise Services
•
John Edwardson, CEO
•
Discussed opportunity with Harczak and Ireland
•
Harry Harczak, EVP, Business Development
•
Lalji met with Edwardson and Harczak
•
Anne Ireland, VP, Business Development
•
Financial review discussion with Ireland
•
Luke Johnson, VP, Platinum Equity
•
Opportunity overview with Johnson
•
Andre Gessell, Partner, Court Square Capital
•
Opportunity overview with Gessell
•
Jeff Vogel, VP, Court Square Capital
•
Detailed business discussion with Vogel
•
Richard Fennessy, CEO
•
Lalji had direct conversations with Fennessy
•
Dave Roshak, SVP, Corporate Development
•
Opportunity overview with Roshak

•
Monica Leutchfeld, SVP, Corporate Development
•
Opportunity overview with Leutchfeld
Generally unresponsive.  Company announced negative
earnings event during the process.
•
Dave MacDonald, CEO
•
Lalji met with MacDonald
•
Anne Brace, CFO
•
Valuation discussions with Martin Wolf team
•
Martin Wolf, CEO, Martin Wolf Securities
•
Financials conversation with Anne Brace
•
Chris Covington, VP, Martin Wolf Securities
•
Jay Baitler, SVP, Contract Technology Solutions
•
Opportunity overview with Sallay
•
John Sallay, SVP, Strategy
•
Detailed business discussion with Murphy
•
Candace Murphy, VP, Contract Technology Solutions
•
Telephonic management team meeting
Platinum Equity expressed interest prior to selling
CompuCom to Court Square.  Court Square indicated an
M&A focus on services.
Shortly after engaging in discussions, Insight announced
a negative earnings event.  Company subsequently made
services acquisition.
Company was interested in a transaction, but was actively
closeing another deal.  Significant gap in valuation
expectations between the two sides.
Staples is interested in getting into the space, but was not ready to commit the resources to an acquisition of this
size.  Team staffed to build Staples in the category had
only recently joined.
Concluded that there were significant systems
compatibility issues with respect to infrastructure
whereby investment necessary to converge supply chains
would undermine deal valuation.
Expressed interest in doing a deal, but timing was not
conducive given take private process.  Company appears
to be in near term acquisition holding pattern.

PC Connection

softchoice

STAPLES
that was easy

ZONES

CASCADIA CAPITAL LLC

Company
Market
Cap ($M)
Financial
Resources ($M)
Recent Acquisition
History ($M) Rationale Concerns
$263.3 $13.7
•
1/2/08 Optimus Solutions ($47.1)
$334.6 $11.2
•
12/11/07 Software Plus ($45.1)
•
10/7/07 NexInnovations ($10.2)
•
5/22/07 American Identity (NA)
$15662.3 $1032.2 •
1/24/07 Veripack/Chiswick (NA)
•
12/31/06 Thrive Networks (NA)
•
12/2/06 Kross Office Outfitters (NA)
Acquisition would make PC
Connection dominant technology
distributor in the SMB.
Would combined like size hardware
and software distribution capabilities.
Foreign currency strength makes US
acquisitions attractive for Softchoice.
Technology distribution capability is
missing component in Staples arsenal
vis-a-vis Office Depot.
Company lacks financial resources
and cultural fit may be an issue
Company appears to be an
opportunistic buyer and is likely
out of the market until late 2Q08
An acquisition of Corporate
Express would serve as a material
distraction for Staples
Assessment of Potential Public Company Buyers
Public Company Buyers

A number of potential buyers were considered but not pursued
Public Company Buyers
Note: Excludes technology distribution related MBEs
Company Primary Business Rationale
Agilysys IT solutions provider to corporations and public sector Divested distribution business (KeyLink) in 2007
Arrow Electronics Global distributor of electronic components and enterprise hardware Business model conflict
ASAP Software Provider of IT products to businesses Acquired by Dell
Avnet Global distributor of electronic components and enterprise hardware Business model conflict
Bell Microproducts Storage centric distributior of electronic components and computer products Distribution business is product centric
Circuit City Specialty retailer of consumer electronics Bussiness model is not a fit
CompUSA Specialty retailer of consumer electronics Going out of business
GTSI Vertically focused IT solutions provider Size/vertical focus
Ingram Micro Distributor of IT-related products Business model conflict
INTCOMEX Distributor of IT-related products Geographic focus is not a fit
PC Mall Direct marketer of computer hardware Size, financial resources, recent services merger
Synnex Distributor of IT-related products Business model conflict
Tech Data Distributor of IT-related products Business model conflict

39 MINORITY BUSINESS BUYERS * * * * * * *

Overview
Minority Business Buyers
One of the clearest ways for the Company to realize maximum value is to enter into a transaction that preserves its minority status
A sale to another MBE is a clear way to achieve this end
A limited number of MBEs might be able to afford a ZONS transaction
Most MBEs have limited, if any, M&A history, and many lack financial resources/access to capital
While Cascadia has identified three potential buyers with MBE status, all of these opportunities appear unlikely
Newegg’s e-commerce business model conflicts with ZONS call center/field sales force/extranet approach
Software House International’s business model is distinct from the ZONS go-to-market strategy
World Wide Technology has a vertical market focus that does not overlap well with ZONS existing customer base

newegg.com
shi
World Wide Technology, Inc.

ZONES

CASCADIA CAPITAL LLC

Company
Revenues
($M) Employees Rationale Concerns Recent Acquisity History
NA
$1,500 1,500
NA
$2,230 1,000
NA
$2,100 1,050
An acquisition would only be logical is
WWT needed a large West Coast presence
or wanted to diversify into the SMB or pan-
industry.  Company has made no material
acquisitions.
Company competes on price and business
models appears to be in conflict. Company
has no acquisition history.
Would provide e-commerce company a call
center and sales force presence
Acquisition would preserve MBE status and
provide SHI a West Coast / SMB presence
from which to push its service offerings
An acquisition would only be logical if
WWT needed a large West Coast presence
or wanted to diversify into the SMB or pan-
industry
Business models are in direct conflict and
financial resources appear to be limited.
Company has no acquisition history.
Assessment of Minority Business Company Buyers
Minority Business Buyers

42 FINANCIAL BUYERS * * * * * * *

Overview
Financial Buyers
Cascadia was asked to assess financial buyers as a distinct buyer set based on recent market activity
CDW/Madison Dearborn Partners; CompuCom/Court Square Capital Partners
Our analysis focused on not only on a full buyout, but also a minority supported deal
In order to determine the feasibility of a financial buyer (majority or minority) transaction Cascadia conducted a debt capacity analysis on the business
Bank of America and JP Morgan chase were given limited access to due diligence under NDA
Each debt provider was asked to provide guidance on structure and associated costs
Analysis assumes private company debt structure with a focus on total debt as opposed to cost minimization
An imputed IRR analysis was completed in order to verify feasibility of a transaction at given debt levels outlined by third parties
IRR analysis yields the conclusion that a full buyout that compromises the MBE status would result in a loss of approximately $1/share

Debt Capacity Analysis Summary
Financial Buyers
Based on feedback from the potential lenders, they anticipated the requirement for an asset based facility, given current debt market conditions and the nature of the Company’s business
Margins, cash flow, cyclicality, inventory requirements make a senior debt structure challenging
Higher cost due to departure from flooring structure, but greater availability day one
$50M - $60M available to support transaction (higher end based on Mezzanine availability)
General parameters were outlined as follows:
Structure.  Revolver, Stretch Loan, Mezzanine
Amounts.  $50M - $60M Revolver, $5 - $10M Stretch Loan
Cost.  Revolver: LIBOR + 200 – 250 bps, Stretch Loan: LIBOR + 275 – 300 bps
Other Considerations.  Stretch Loan amortization of 18 – 24 months, no suppression of availability on the
Revolver, normal fees and expenses
Loan amount and associated cost for mezzanine debt not yet clear as both institutions indicated their mezzanine groups would not be interested in the paper
Analysis assumes $10M mezzanine piece as available

LBO Analysis – Base Case
Financial Buyers
2) Shares outstanding based on fully diluted estimates of 14.7M
($ in millions)
Illustrative EBITDA Exit Multiple
5.0x 5.5x 6.0x
2012 Projected EBITDA $74.5 $74.5 $74.5
Implied 2012 Enterprise Value $372.6 $409.9 $447.1
Less: Net Debt & Preferred Equity in 2013 (37.8) (37.8) (37.8)
Less:  Sub Debt's 0.0% Ownership 0.0 0.0 0.0
Less:  Preferred Equity's 0.0% Ownership 0.0 0.0 0.0
Implied 2013 Equity Value
$334.7 $372.0 $409.3
Illustrative Required Return 20.0% 25.0% 30.0% 20.0% 25.0% 30.0% 20.0% 25.0% 30.0%
Implied Maximum Equity Contribution $161.4 $137.1 $117.2 $179.4 $152.4 $130.2 $197.4 $167.6 $143.3
     Plus: Maximum Transaction Net Debt & Preferred
(1)
55.0 55.0 55.0 55.0 55.0 55.0 55.0 55.0 55.0
     Less:  Financing & Transaction Fees (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0)
Implied Transaction Value $214.4 $190.1 $170.2 $232.4 $205.4 $183.2 $250.4 $220.6 $196.3
     Less:  Existing Net Debt, Preferred & Minority Int. (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7)
Implied Price Paid to Seller $204.7 $180.4 $160.5 $222.7 $195.7 $173.5 $240.7 $210.9 $186.6
Implied Share Price
(2)
$13.93 $12.27 $10.92 $15.15 $13.31 $11.81 $16.37 $14.35 $12.69
Enterprise Value as a multiple of 2008 EBITDA 7.5x  6.6x  5.9x  8.1x  7.2x  6.4x  8.7x  7.7x  6.9x
Equity Contribution as a % of Transaction Value 75.3% 72.1% 68.9% 77.2% 74.2% 71.1% 78.8% 76.0% 73.0%
1) Maximum Transaction Net Debt & Preferred of $55.0 million is 1.9x LTM 2008 EBITDA of $28.6 million

IRR at Various Prices Analysis – Base Case
Financial Buyers
1) Majority shareholder fully diluted share amount assumed at 7.4M
($ and shares in millions, except per share values)
Analysis at Various Prices
Price per Share
$9.00 $10.00 $11.00 $12.00 $13.00 $14.00
Fully Diluted Shares Outstanding 14.700 14.700 14.700 14.700 14.700 14.700
Equity Value $132.3 $147.0 $161.7 $176.4 $191.1 $205.8
  Plus:  Total Debt FY 2008 22.0 22.0 22.0 22.0 22.0 22.0
  Plus: Minority Int. & Pref. FY 2008 0.0 0.0 0.0 0.0 0.0 0.0
  Less:  Cash & Equivalents FY 2008 (12.2) (12.2) (12.2) (12.2) (12.2) (12.2)
Enterprise Value $142.0 $156.7 $171.4 $186.1 $200.8 $215.5
Twilight
Metric
(1)
Revenues
LTM 12/31/07 679.5
0.2x 0.2x 0.3x 0.3x 0.3x 0.3x
FY 2008E 799.2 0.2  0.2  0.2  0.2  0.3  0.3
Enterprise
FY 2009E 943.1 0.2  0.2  0.2  0.2  0.2  0.2
Value
Multiples
EBITDA LTM 12/31/07 22.9 6.2x 6.9x 7.5x 8.1x 8.8x 9.4x
FY 2008E 28.6 5.0  5.5  6.0  6.5  7.0  7.5
FY 2009E 39.8
3.6  3.9  4.3  4.7  5.0  5.4
Equity
Net Income
LTM 12/31/07 13.1
10.1x 11.2x 12.3x 13.4x 14.6x 15.7x
Value
FY 2008E 17.1 7.7  8.6  9.5  10.3  11.2  12.0
Multiples
FY 2009E 24.1
5.5  6.1  6.7  7.3  7.9  8.5
Total Equity Value $132.3 $147.0 $161.7 $176.4 $191.1 $205.8
Debt used for Purchase 43.0 43.0 43.0 43.0 43.0 43.0
Majority Shareholder Value
(1)
66.5 73.9 81.3 88.7 96.1 103.4
New Equity Value 22.8 30.1 37.4 44.7 52.0 59.3
Total Equity Invested $89.3 $104.0 $118.7 $133.4 $148.1 $162.8
Equity
Illustrative EBITDA Exit Multiple 5.0x 5.0x 5.0x 5.0x 5.0x 5.0x
IRR
2012 Projected EBITDA $74.5 $74.5 $74.5 $74.5 $74.5 $74.5
Analysis
Exit Value $372.6 $372.6 $372.6 $372.6 $372.6 $372.6
Less Net Debt (37.8) (37.8) (37.8) (37.8) (37.8) (37.8)
Equity Value $334.7 $334.7 $334.7 $334.7 $334.7 $334.7
Equity % Ownership 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
Equity Proceeds $334.7 $334.7 $334.7 $334.7 $334.7 $334.7
Total Equity IRR 39.2% 34.0% 29.6% 25.9% 22.6% 19.8%
Valuation

LBO Analysis – Adjusted Projections (Improving Function)
Financial Buyers
2) Shares outstanding based on fully diluted estimates of 14.7M
($ in millions)
Illustrative EBITDA Exit Multiple
5.0x 5.5x 6.0x
2012 Projected EBITDA $72.2 $72.2 $72.2
Implied 2012 Enterprise Value $360.8 $396.8 $432.9
Less: Net Debt & Preferred Equity in 2013 (56.4) (56.4) (56.4)
Less:  Sub Debt's 0.0% Ownership 0.0 0.0 0.0
Less:  Preferred Equity's 0.0% Ownership 0.0 0.0 0.0
Implied 2013 Equity Value
$304.4 $340.5 $376.6
Illustrative Required Return 20.0% 25.0% 30.0% 20.0% 25.0% 30.0% 20.0% 25.0% 30.0%
Implied Maximum Equity Contribution $146.8 $124.7 $106.6 $164.2 $139.5 $119.2 $181.6 $154.2 $131.8
     Plus: Maximum Transaction Net Debt & Preferred
(1)
55.0 55.0 55.0 55.0 55.0 55.0 55.0 55.0 55.0
     Less:  Financing & Transaction Fees (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0) (2.0)
Implied Transaction Value $199.8 $177.7 $159.6 $217.2 $192.5 $172.2 $234.6 $207.2 $184.8
     Less:  Existing Net Debt, Preferred & Minority Int. (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7) (9.7)
Implied Price Paid to Seller $190.1 $168.0 $149.9 $207.5 $182.8 $162.5 $224.9 $197.5 $175.1
Implied Share Price
(3)
$12.93 $11.43 $10.20 $14.12 $12.43 $11.05 $15.30 $13.44 $11.91
Enterprise Value as a multiple of 2008 EBITDA 9.5x  8.4x  7.6x  10.3x  9.1x  8.2x  11.1x  9.8x  8.8x
Equity Contribution as a % of Transaction Value 73.5% 70.2% 66.8% 75.6% 72.5% 69.2% 77.4% 74.4% 71.3%
1) Maximum Transaction Net Debt & Preferred of $55.0 million is 2.6x LTM 2008 EBITDA of $21.1 million

IRR at Various Prices Analysis – Adjusted Projections (Improving Function)
Financial Buyers
1) Majority shareholder fully diluted share amount assumed at 7.4M
($ and shares in millions, except per share values)
Analysis at Various Prices
Price per Share
$9.00 $10.00 $11.00 $12.00 $13.00 $14.00
Fully Diluted Shares Outstanding 14.700 14.700 14.700 14.700 14.700 14.700
Equity Value $132.3 $147.0 $161.7 $176.4 $191.1 $205.8
  Plus:  Total Debt FY 2008 22.0 22.0 22.0 22.0 22.0 22.0
  Plus: Minority Int. & Pref. FY 2008 0.0 0.0 0.0 0.0 0.0 0.0
  Less:  Cash & Equivalents FY 2008 (12.2) (12.2) (12.2) (12.2) (12.2) (12.2)
Enterprise Value $142.0 $156.7 $171.4 $186.1 $200.8 $215.5
Twilight
Metric
(1)
Revenues
LTM 12/31/07 679.5
0.2x 0.2x 0.3x 0.3x 0.3x 0.3x
FY 2008E 709.6 0.2  0.2  0.2  0.3  0.3  0.3
Enterprise
FY 2009E 858.5 0.2  0.2  0.2  0.2  0.2  0.3
Value
Multiples
EBITDA LTM 12/31/07 22.9 6.2x 6.9x 7.5x 8.1x 8.8x 9.4x
FY 2008E 21.1 6.7  7.4  8.1  8.8  9.5  10.2
FY 2009E 32.8
4.3  4.8  5.2  5.7  6.1  6.6
Equity
Net Income
LTM 12/31/07 13.1
10.1x 11.2x 12.3x 13.4x 14.6x 15.7x
Value
FY 2008E 12.5 10.6  11.8  12.9  14.1  15.3  16.5
Multiples
FY 2009E 19.7
6.7  7.5  8.2  9.0  9.7  10.5
Total Equity Value $132.3 $147.0 $161.7 $176.4 $191.1 $205.8
Debt used for Purchase 43.0 43.0 43.0 43.0 43.0 43.0
Majority Shareholder Value 66.5 73.9 81.3 88.7 96.1 103.4
New Equity Value 22.8 30.1 37.4 44.7 52.0 59.3
Total Equity Invested $89.3 $104.0 $118.7 $133.4 $148.1 $162.8
Equity
Illustrative EBITDA Exit Multiple 5.0x 5.0x 5.0x 5.0x 5.0x 5.0x
IRR
2012 Projected EBITDA $72.2 $72.2 $72.2 $72.2 $72.2 $72.2
Analysis
Exit Value $360.8 $360.8 $360.8 $360.8 $360.8 $360.8
Less Net Debt (56.4) (56.4) (56.4) (56.4) (56.4) (56.4)
Equity Value $304.4 $304.4 $304.4 $304.4 $304.4 $304.4
Equity % Ownership 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
Equity Proceeds $304.4 $304.4 $304.4 $304.4 $304.4 $304.4
Total Equity IRR 35.9% 30.8% 26.6% 22.9% 19.7% 16.9%
Valuation